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                            AMENDMENT NO. 7 TO THE
                 PARTICIPATION AGREEMENT DATED NOVEMBER 1, 1999

     This amendment to the Participation Agreement ("Agreement") by and among MetLife Insurance Company of Connecticut ("Company"), on behalf of itself and certain of its separate accounts, Travelers Distribution LLC ("Contracts Distributor"), AllianceBernstein L.P. ("Adviser"), the investment adviser of the AllianceBernstein Variable Products Series Fund, Inc. ("Fund"), and AllianceBernstein Investments, Inc. ("Distributor"), is executed as of October 1, 2014 and effective as of November 17, 2014.

     WHEREAS, pursuant to a merger effective as of October 20, 2006, MetLife Investors Distribution Company, a Missouri corporation, replaced Travelers Distribution LLC as the Contracts Distributor;

     WHEREAS, on November 9, 2009 the Company merged several of its Separate Accounts;

     WHEREAS, following the close of business on November 14, 2014 the Company will change its name to MetLife Insurance Company USA and will change its state of domicile from Connecticut to Delaware;

     WHEREAS, the parties desire to amend the Agreement to update the notice provision, the list of Accounts in Schedule A, and the list of Portfolios in Schedule B;

     NOW THEREFORE, in consideration of the foregoing and of the promises and the mutual agreements herein contained, the parties agree to amend the Agreement as follows:

     1. The following shall replace the name and address of the Company set forth in Section 10 of the Agreement:

         MetLife
         One Financial Center, 20th Floor
         Boston, MA 02111
         Attn: Law Department

     2. Schedule A is hereby deleted and replaced with Schedule A attached.

     3. Schedule B is hereby deleted and replaced with Schedule B attached.

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     Except as expressly supplemented, amended or consented to hereby, all of the representations and conditions of the Agreement will remain unamended and will continue to be in full force and effect.

     IN WITNESS WHEREOF, the parties have caused this Amendment No. 7 to be executed in their names and on their behalf by and through their duly authorized officers signing below.

                                        METLIFE INSURANCE COMPANY USA*

                                        By: /s/ Karen A. Johnson
                                            -----------------------------------
                                        Name: Karen A. Johnson
                                        Title: Vice President

                                        METLIFE INVESTORS DISTRIBUTION COMPANY

                                        By: /s/ Elizabeth M. Forget
                                            -----------------------------------
                                        Name: Elizabeth M. Forget
                                        Title: President

                                        ALLIANCEBERNSTEIN L.P.

                                        By: /s/ Emilie D. Wrapp
                                            -----------------------------------
                                        Name: Emilie D. Wrapp
                                        Title: Assistant Secretary

                                        ALLIANCEBERNSTEIN INVESTMENTS, INC.

                                        By: /s/ Daniel A. Notto
                                            -----------------------------------
                                        Name: Daniel A. Notto
                                        Title: Assistant Secretary

* The Company is currently known as MetLife Insurance Company of Connecticut. Its name will change to MetLife Insurance Company USA on the effective date of this Agreement.

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                                   SCHEDULE A

                               SEPARATE ACCOUNTS

MetLife of CT Separate Account Eleven for Variable Annuities
MetLife of CT Fund UL III for Variable Life Insurance
MetLife of CT Separate Account CPPVUL1

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                                  SCHEDULE B

                   PORTFOLIOS AVAILABLE UNDER THIS AGREEMENT

AllianceBernstein Variable Products Series Fund, Inc.
-----------------------------------------------------

     Global Thematic Growth Portfolio - Class B
     Intermediate Bond Portfolio - Class A
     International Value Portfolio - Class A